Exhibit 99.1
THEODORE B. STOLMAN (State Bar No. CA 52099)
TStolman@Stutman.com
WHITMAN L. HOLT (State Bar No. CA 238198)
WHolt@Stutman.com
STUTMAN, TREISTER & GLATT, P.C.
1901 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Telephone: (310) 228-5600
Facsimile:   (310) 228-5788
-and-
ROBERT W. JONES (State Bar No. TX 10951200)
RWJones@pattonboggs.com
J. MAXWELL TUCKER (State Bar No. TX 20270900)
mtucker@pattonboggs.com
BRENT R. MCILWAIN (State Bar No. TX 24013140)
BMcIlwain@pattonboggs.com
PATTON BOGGS LLP
2001 Ross Avenue, Suite 3000
Dallas, TX 75201-8001
Telephone: (214) 758-1500
Facsimile:   (214) 758-1550
Reorganization Counsel for Debtor and Debtor in Possession
Debtor’s Mailing Address:
2727 East Imperial Highway
Brea, California 92821
UNITED STATES BANKRUPTCY COURT
CENTRAL DISTRICT OF CALIFORNIA
SANTA ANA DIVISION

In re:	§	Case No. 8:08-bk-13421-ES
	§	CHAPTER 11
FREMONT GENERAL CORPORATION,	§
a Nevada corporation,	§ §	FREMONT GENERAL CORPORATION’S PLAN PURSUANT TO CHAPTER 11 OF THE UNITED STATES BANKRUPTCY CODE
Debtor.	§
§
Tax I.D. 95-2815260	§
§
§

i

EXHIBITS
[RESERVED]

I.
DEFINITIONS
          The following Defined Terms (which appear in this Plan as capitalized terms), when used in this Plan, have the meanings set forth below:
          “Administrative Claim” means a claim for administrative costs or expenses that are allowable under Bankruptcy Code section 503(b) or 28 U.S.C. § 1930. These costs or expenses may include: (a) actual, necessary costs and expenses of preserving the Debtor’s Estate after the Petition Date; (b) Ordinary Course Administrative Claims; (c) Professional Fee Claims; (d) Administrative Tax Claims; and (e) U.S. Trustee Fees.
          “Administrative Claims Reserve” means a Cash deposit maintained by the Reorganized Debtor in a separate account to which the Plan Administrator shall be a signatory. The Reorganized Debtor shall transfer Cash to such separate account on the Effective Date, in the estimated amount necessary to pay all Administrative Claims outstanding as of the Effective Date, including Professional Fee Claims and Ordinary Course Administrative Claims, in full.
          “Administrative Tax Claim” means a Claim that a governmental unit asserts against the Debtor for taxes or related interest or penalties, which Claim is entitled to priority and allowable under Bankruptcy Code section 503(b).
          “Allowed Administrative Claim” means an Administrative Claim that is allowed by a Final Order.
          “Allowed Claim” or “Allowed Equity Interest” means a Claim or Equity Interest, other than an Administrative Claim, to the extent that:
(a)	Either: (1) a proof of claim or proof of interest was timely filed prior to the Claims Bar Date; or (2) a proof of claim or proof of interest is deemed timely filed either under Bankruptcy Rule 3003(b)(1)-(2) or by a Final Order; and

(b)	Either: (1) the Claim or Equity Interest is not a Disputed Claim or a Disputed Equity Interest; or (2) the Claim or Equity Interest is allowed either by a Final Order or under the Plan.
Any portion of a Claim that is satisfied or released during the Case is not an Allowed Claim.
          “Allowed Class ‘___’ Claim” means an Allowed Claim classified in the specified Class.
          “Assets” means all assets of the Debtor’s Estate including “property of the estate” as described in section 541 of the Bankruptcy Code.
          “Avoidance Action” means an adversary proceeding, lawsuit or other proceeding with respect to Causes of Action arising under, relating to, or similar to Bankruptcy Code sections 502(d), 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, 552 or 553, or any fraudulent conveyance, fraudulent transfer or preference laws, or any Cause of Action arising under, or relating to, any similar state law or federal law that constitutes property of the Estate under Bankruptcy Code section 541, whether or not an action is initiated on or before the Effective Date.
          “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereafter amended.
          “Bankruptcy Court” means the United States Bankruptcy Court for the Central District of California, Santa Ana Division.
          “Bankruptcy Rules” means, collectively, (a) the Federal Rules of Bankruptcy Procedure promulgated under 28 U.S.C. § 2075, as amended from time to time; and (b) the Local Bankruptcy Rules applicable to cases pending before the Bankruptcy Court, as now in effect or hereafter amended.
          “Bankruptcy Schedules” means the Schedules of Assets and Liabilities and Statement of Financial Affairs filed by the Debtor in the Case, as may have been amended from time to time.

          “Board of Directors” means the board of directors of the Reorganized Debtor selected pursuant to the terms of the Plan.
          “Business Day” means any day other than a Saturday, Sunday or a legal holiday (as defined in Bankruptcy Rule 9006(a)).
          “Case” means the case under chapter 11 of the Bankruptcy Code commenced by the Debtor and bearing Case Number 8:08-bk-13421-ES.
          “Cash” means cash or cash equivalents including, but not limited to, bank deposits, checks or other similar items.
          “Causes of Action” means any and all claims, demands, rights, actions, Rights of Action, causes of action and suits of the Debtor or the Estate, of any kind or character whatsoever, known or unknown, suspected or unsuspected, whether arising prior to, on or after the Petition Date, in contract or in tort, at law or in equity or under any other theory of law, that the Debtor or the Debtor’s Estate has or asserts or may have or assert against third parties, whether or not brought as of the Effective Date, and which have not been settled or otherwise resolved by Final Order as of the Effective Date, including but not limited to (1) rights of setoff, counterclaim or recoupment, and claims on contracts or for breaches of duties imposed by law, (2) the right to object to claims or interests, (3) such claims and defenses as fraud, mistake, duress and usury, (4) Avoidance Actions, (5) claims for tax refunds (6) claims to recover outstanding accounts receivable, (7) such claims and defenses as alter ego and substantive consolidation, and (8) any other claims which may be asserted against third parties.
          “Claim” means a claim—as the term “claim” is defined in Bankruptcy Code section 101(5)—against the Debtor.
          “Claims Bar Date” means (a) with respect to Claims other than those held by governmental units, November 10, 2008, which was the last date for filing Claims against the Estate pursuant to the Court’s Order entered on September 4, 2008; and (b) with respect to Claims held by governmental units, December 15, 2008.

          “Claims Objection Deadline” means the deadline for the Plan Administrator and parties in interest to file objections to Claims as set forth herein.
          “Class” means a group of Claims or Equity Interests as classified in Section III.
          “Confirmation” means the entry of the Order by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.
          “Confirmation Date” means the date on which the Bankruptcy Court enters the Confirmation Order on its docket.
          “Confirmation Hearing” means the hearing before the Court to consider the confirmation of the Plan pursuant to Bankruptcy Code section 1128(a), as such hearing may be continued from time to time.
          “Confirmation Hearing Date” means the first date on which the Bankruptcy Court holds the Confirmation Hearing.
          “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan under Bankruptcy Code section 1129.
          “Court” means the Bankruptcy Court or any other court that exercises competent jurisdiction over the Case.
          “Creditor” means the Holder of a Claim against the Debtor.
          “Creditor Trust” means that certain trust established pursuant to the Plan, Confirmation Order, and the Creditor Trust Agreement for the primary benefit of the creditors classified in Class 2A and Class 2B.
          “Creditor Trust Agreement” means that certain “Creditor Trust Agreement and Declaration of Trust,” by and between, Fremont General Corporation, the Creditors Committee and the Creditor Trustee, to be entered into pursuant to the Plan and the Confirmation Order, as may be amended from time to time.
          “Creditor Trustee” means the trustee of the Creditor Trust.
          “Creditors Committee” means the Official Committee of Unsecured Creditors appointed in the Case by the Office of the U.S. Trustee for the Central District of California.

          “Debtor” means Fremont General Corporation, a Nevada corporation.
          “Defined Term” means any capitalized term that is defined in this Article I.
          “Disbursing Agent” means the Plan Administrator or such other officer of the Reorganized Debtor so designated by the Plan Administrator.
          “Disclosure Statement” means the disclosure statement relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Bankruptcy Code section 1125.
          “Disclosure Statement Order” means the Order entered by the Bankruptcy Court approving the Disclosure Statement.
          “Disputed Amount” means the lesser of (a) the liquidated amount set forth in the proof of claim filed with the Bankruptcy Court relating to a Disputed Claim, (b) if the Bankruptcy Court has estimated such Disputed Claim pursuant to section 502(c) of the Bankruptcy Code, the amount of a Disputed Claim as estimated by the Bankruptcy Court, and (c) the amount of such Disputed Claim allowed by the Bankruptcy Court pursuant to section 502 of the Bankruptcy Code, or zero, if such Disputed Claim is disallowed by the Bankruptcy Court pursuant to such section, in either case, regardless of whether the order or judgment allowing or disallowing such Claim has become a Final Order.
          “Disputed Claim” means any Claim: (a) as to which a proof of claim has been filed and the dollar amount of such Claim, respectively, is not specified in a fixed amount; (b) prior to the deadline to object to such Claim, as to which a proof of claim has been filed and the dollar amount of such Claim is specified in a fixed liquidated amount, the extent to which the stated amount of such Claim exceeds the amount of such Claim listed in the Schedules; (c) prior to the deadline to object to such Claim, as to which a proof of claim has been filed and such Claim is not included in the Schedules; (d) with respect to a proof of claim that is filed or is deemed filed under Bankruptcy Rule 3003(b)(1) and is listed as contingent, disputed or unliquidated; (e) as to which an objection has been filed or is deemed to have been filed pursuant to any order approving procedures for objecting to Claims and such objection has neither been overruled nor been denied by a Final Order and has not been withdrawn; or (f) with respect to an Administrative Claim, as to which an objection: (1) has been timely filed (or the deadline for objection to such Administrative Claim has not expired) and (2) has neither been overruled nor been denied by a Final Order and has not been withdrawn; provided, however, that in each case, a Claim or Administrative Claim shall not be deemed to be a Disputed Claim to the extent that the Plan Administrator otherwise agrees with any such Claim or Administrative Claim, and such Claim or Administrative Claim is Allowed under the Bankruptcy Code or by Final Order, as applicable.
          “Disputed Equity Interest” means any Equity Interest, as to which (a) an objection has been timely filed, which has neither been overruled nor been denied by a Final Order and has not been withdrawn or (b) is the subject of a filed Cause of Action that is related to such Equity Interest which has not been settled or otherwise resolved by Final Order.
          “Disputed Unsecured Claim Reserve” means a Cash reserve which shall be maintained by the Plan Administrator in the estimated amount necessary to pay all Disputed Claims which are General Unsecured Claims (“Disputed Unsecured Claims”) in accordance with the provisions of this Plan, if such Disputed Claims become Allowed Claims.
          “Distribution(s)” means any transfer under the Plan of Cash or other property or instruments to a Holder of an Administrative Claim, a Holder of an Allowed Claim, or to the Equity Trust.
          “Distributable Cash” means that amount of Cash (exclusive of Cash held in Reserve) that is determined by the Board of the Reorganized Debtor from time to time to be currently available for distribution to holders of Allowed Claims and Allowed Interests by the Plan Administrator in the order of priority established by the Plan.
          “Effective Date” shall mean the first Business Day occurring ten (10) days after entry of the Confirmation Order, as further qualified by the provisions of Section V of the Plan. However if the effectiveness of the Confirmation Order is stayed other than by operation of

Bankruptcy Rule 3020(e), then the Effective Date shall mean the first business day occurring ten (10) days after the lifting of any such stay of the Confirmation Order.
          “Estimated Section 510(b) Claims” means the estimated Allowed Section 510(b) Claims, after taking into account applicable insurance coverage.
          “Equity Committee” means the Official Committee of Equity Security Holders appointed in the Case by the Office of the U.S. Trustee for the Central District of California.
          “Equity Interest” means the interest—as the term “interest” is defined in Bankruptcy Code section 101(17)—of any entity who holds an equity security in the Debtor no matter how held, including issued and outstanding shares of common stock, preferred stock, stock options, warrants, membership interests, or other evidence of interests in securities of the Debtor; provided, however, that in no event shall the TOPrS Claims be considered “Equity Interests.”
          “Equity Interest Holder(s)” means the record Holder of an Equity Interest.
          “Equity Trust” means that certain trust established pursuant to the Plan, Confirmation Order, and the Equity Trust Agreement for the benefit of the Equity Interest Holders and holders of the Section 510(b) Claims.
          “Equity Trust Agreement” means that certain “Equity Trust Agreement and Declaration of Trust,” by and between, Fremont General Corporation, the Equity Committee and the Equity Trustee, to be entered into pursuant to the Plan and the Confirmation Order, as may be amended from time to time.
          “Equity Trust Expense Amount” means $25,000.
          “Equity Trust Interest” means a beneficial interest in the Equity Trust entitling the Holder thereof to the distribution from the Equity Trust as provided for in the Plan and in the Equity Trust Agreement which shall collectively include Series A Equity Trust Interests and Series B Equity Trust Interests.
          “Equity Trustee” means the trustee of the Equity Trust.

          “Estate” means the estate created in the Case under Bankruptcy Code section 541.
          “Excess Series B Equity Interests” means any remaining Series B Equity Interests after deducting the actual Allowed Section 510(b) Claims from the Estimated Section 510(b) Claims.
          “Exchanged Common Stock” means all authorized and issued common stock of the Debtor, which under the Plan shall be deemed to have been exchanged by holders of such Equity Interest for Equity Trust Interests.
          “FGFI Trust” means Fremont General Financing I, a statutory business trust, formed under Delaware law pursuant to that certain “Amended and Restated Declaration of Trust” dated as of March 6, 1996, for the sole purpose of issuing securities representing undivided beneficial interests in the FGFI Trust’s assets.
          “Final Order” means an order or judgment of the Court or other applicable court, as entered on the applicable docket, that has not been reversed, stayed, modified or amended, and as to which the time to appeal, petition for certiorari, or move for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtor prior to the Effective Date or to the Plan Administrator after the Effective Date, as applicable, or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order or judgment of the Court or other applicable court shall have been affirmed by the highest court to which such order or judgment was appealed, or certiorari has been denied, or from which reargument or rehearing was sought, and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired.
          “FRC” means Fremont Reorganizing Corporation f/k/a Fremont Investment & Loan, a corporation organized under the laws of the state of California.

          “FRC Board of Directors” means the board of directors of FRC.
          “Fremont NOLs” means the federal consolidated net operating loss carryovers of the affiliated tax group of which the Debtor is the common parent.
          “General Unsecured Claim” or “Unsecured Claim” means any Claim that is not an Administrative Claim, a Priority Tax Claim, a Priority Non-Tax Claim, a TOPrS Claim, or a Section 510(b) Claim.
          “Holder” means the Holder of a Claim or Equity Interest against the Debtor.
          “Impaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.
          “Late Filed Claim” means any Unsecured Claim described in Bankruptcy Code sections 726(a)(2) or 726(a)(3).
          “Loans” means the residential mortgage loans owned by FRC.
          “Local Bankruptcy Rules” means the Local Bankruptcy Rules for the United States Bankruptcy Court for the Central District of California, as now in effect or hereafter amended.
          “Non-Subordinate Members of the Creditors Committee” means the members of the Creditors Committee other than the Subordinate Members of the Creditors Committee.
          “Ordinary Course Administrative Claim” means a claim for administrative costs or expenses that are allowable under Bankruptcy Code section 503(b) that are incurred in the ordinary course of the Debtor’s operations or the Case, or are provided for in an order of the Bankruptcy Court.
          “Penalty” means any Claim for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages, arising before the Petition Date, to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the Holder of such claim as set forth in Bankruptcy Code section 726(a)(4).

          “Person” means any natural person or entity.
          “Petition Date” means June 18 2008, the date on which the Debtor filed its voluntary petition commencing the Case.
          “Plan” means this plan of reorganization under chapter 11 of the Bankruptcy Code, including, without limitation, all exhibits, supplements, appendices, and schedules hereto, either in its present form or as it may be altered, amended, or modified from time to time.
          “Plan Administration Agreement” means the agreement prescribing the powers, duties and rights of the Plan Administrator in administering the Plan, in form approved by the Creditors Committee, Equity Committee, the Reorganized Debtor and the Plan Administrator.
          “Plan Administrator” means the Chief Executive Officer of the Reorganized Debtor, who shall be responsible for, among other things, administration of the Plan in accordance with the Plan Administration Agreement and serving as the Creditor Trustee of the Creditor Trust.
          “Plan Administrator Disclosure” means a written disclosure, to be filed with the Bankruptcy Court at least ten (10) Business Days prior to the Confirmation Hearing, disclosing the identity of the Plan Administrator, his/her credentials, any and all relevant affiliations, connections or actual or potential conflicts of interest and an engagement letter setting forth the terms of the Plan Administrator’s retention.
          “Post Effective Date Plan Expense(s)” means all voluntary and involuntary, costs, expenses, charges, obligations, or liabilities of any kind or nature, whether unmatured, contingent, or unliquidated (collectively, the “Expenses”) incurred by the Reorganized Debtor after the Effective Date of or related to the implementation of the Plan, including, but not limited to: (i) the Expenses of the Plan Administrator in connection with administering and implementing the Plan, including any taxes incurred by the Reorganized Debtor and accrued on or after the Effective Date; (ii) all fees which accrue after the Effective Date which are payable to the U.S. Trustee under 28 U.S.C. § 1930(a)(6); (iii) the Expenses of the Plan Administrator in

making the Distributions required by the Plan, including paying taxes, filing tax returns, and paying professionals’ fees with respect to such Distributions; (iv) the Expenses of independent contractors and professionals (including, without limitation, attorneys, advisors, accountants, brokers, consultants, experts, professionals and other Persons) providing services to the Plan Administrator; and (vi) the fees and expenses of the Disbursing Agent as set forth in the compensation agreement for the Disbursing Agent as approved by the Bankruptcy Court, or with respect to any successor Disbursing Agent approved by the Plan Administrator, in the compensation agreement approved by the Plan Administrator.
          “Postpetition” means the time after the filing of the voluntary chapter 11 petition in the Debtor’s Case, specifically, June 18, 2008.
          “Postpetition Interest” means interest accrued on any Allowed Claim from the Petition Date until the date of payment at the federal judgment rate as set forth in 28 U.S.C. § 1961(a), in effect as of the Petition Date; provided, however that if the holder of a particular Allowed Claim in connection with Confirmation of the Plan obtains a ruling from the Bankruptcy Court that another interest rate applies with respect to such holder’s Allowed Claim, then such rate shall determine the Postpetition Interest due such holder.
          “Preferred Securities Guarantee” means that certain “Preferred Securities Guarantee Agreement” related to the TOPrS dated March 6, 1996, executed by the Debtor.
          “Priority Non-Tax Claims” means Claims, other than Administrative Claims or Priority Tax Claims, entitled to priority in right of payment under section 507(a) of the Bankruptcy Code.
          “Priority Non-Tax Claims Reserve” means a Cash deposit maintained by the Reorganized Debtor in a separate account to which the Plan Administrator shall be a signatory. The Reorganized Debtor shall transfer Cash to such separate account on the Effective Date, in the estimated amount deemed necessary by the Plan Administrator to pay all Priority Non-Tax Claims outstanding as of the Effective Date, in full. After the Effective Date, the Plan

Administrator shall determine from time to time any supplemental amounts needed to fund the Priority Non-Tax Claims Reserve.
          “Priority Tax Claim” means a Claim entitled to priority against the Estate under Bankruptcy Code section 507(a)(8).
          “Priority Tax Claims Reserve” means a Cash deposit maintained by the Reorganized Debtor in a separate account to which the Plan Administrator shall be a signatory. The Reorganized Debtor shall transfer Cash to such separate account on the Effective Date, in the estimated amount by the Plan Administrator necessary to pay all Priority Tax Claims outstanding as of the Effective Date, in full. After the Effective Date, the Plan Administrator shall determine any supplemental amounts needed to fund the Priority Tax Claims Reserve.
          “Professionals” means those Persons (i) retained pursuant to an order of the Bankruptcy Court in accordance with sections 327, 1103 and/or 1106 of the Bankruptcy Code and to be compensated for services rendered prior to the Effective Date pursuant to sections 327, 328, 329, 330 and/or 331 of the Bankruptcy Code; or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to sections 330 and 503(b)(2) of the Bankruptcy Code.
          “Professional Fee Claim” means:
(a)	A claim under Bankruptcy Code sections 327, 328, 330, 331, 503(b), 1103 or 1106 for compensation for professional services rendered or expenses incurred prior to the Effective Date on the Estate’s behalf; or

(b)	A claim either under Bankruptcy Code section 503(b)(4) for compensation for professional services rendered or under Bankruptcy Code section 503(b)(3)(D) for expenses incurred prior to the Effective Date in making a substantial contribution to the Estate.
          “Pro Rata” means proportionately so that the ratio of (a) the amount of consideration distributed on account of an Allowed Claim to (b) the amount of the Allowed Claim is the same as the ratio of (x) the amount of consideration available for distribution on account of all Allowed Claims in the Class in which that Allowed Claim is included to (y) the amount of all Allowed Claims in that Class. Notwithstanding the foregoing, with respect to the treatment of Classes 2A and 2B under this Plan, “Pro Rata” means proportionately so that the ratio of (a) the amount of consideration distributed on account of an Allowed Claim to (b) the amount of the Allowed Claim is the same as the ratio of (x) the amount of consideration available for distribution on account of all Allowed Claims in the combined Classes 2A and 2B in which that Allowed Claim is included to (y) the amount of all Allowed Claims in combined Classes 2A and 2B. For purposes of the application of this definition, the amount of any Disputed Claim shall be the stated liquidated “face amount” of such claim, unless such claim is estimated by order of the Bankruptcy Court. If a Disputed Claim does not set forth a stated liquidated “face amount” of such claim, then the “face amount” of such Disputed Claim shall be estimated by the Plan Administrator in his or her reasonable business judgment for purposes of this definition. If the Disputed Claim is estimated, the amount of such Disputed Claim shall be the estimated amount and such estimated amount shall set the maximum amount of the distribution on account of such Disputed Claim absent a Final Order to the contrary. For purposes of making a Pro Rata calculation, a Claim (or the portion of a Claim) based upon interest that will mature, accrue, or accrete after the Effective Date shall be disregarded.
          “Reorganized Debtor” means the Debtor, from and after the Effective Date.
          “Reserves” means all reserve accounts to be established by the Reorganized Debtor, including, without limitation, the Administrative Claims Reserve, Priority Tax Claims Reserve, Priority Non-Tax Claims Reserve, and Disputed Unsecured Claims Reserve. For purposes of determining the amount of the Reserves, the amount of any Disputed Claim shall be the stated liquidated “face amount” of such Claim, unless such Claim has been estimated by order of the Bankruptcy Court. If a Disputed Claim does not set forth a stated liquidated “face amount” of such Claim, then the “face amount” of such Disputed Claim shall be estimated by the Plan Administrator in his or her reasonable business judgment for purposes of this definition. If the Disputed Claim has been estimated by Bankruptcy Court order, the amount of such Disputed Claim shall be the estimated amount and such estimated amount shall set the maximum amount of the distribution on account of such Disputed Claim absent a Final Order to the contrary.
          “Requisite Creditors” shall mean the holder(s) of a simple majority (in terms of dollar amount) of the General Unsecured Claims until such time as the Class 2A Claims (and, in each case, any and all accreted amounts not previously compounded) have been paid in full in cash and, thereafter, the holders of a simple majority (in terms of dollar amount) of the Class 2B Claims until such time as the Class 2B Claims (and any and all accreted amounts not previously compounded) have been paid in full in cash.
          “Rights Of Action” means any and all actions, causes of action, suits, accounts, controversies, agreements, promises, rights to legal remedies, rights to equitable remedies, rights to payment and claims, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise, and whether commenced or arising before or after the Effective Date.
          “Section 510(b) Claim” means any Claim for rescission of or damages arising from the purchase or sale of a security, including, without limitation, any Claims arising from equity forward agreements and other understandings to purchase Equity Interests, which Claim is subject to subordination in accordance with section 510(b) of the Bankruptcy Code. For the avoidance of doubt, “Section 510(b) Claim” shall include any claim against the Estate for reimbursement or contribution on account of a Section 510(b) Claim.
          “Senior Notes” means the 7.875% Senior Notes due 2009, which were issued pursuant to that certain indenture dated March 1, 1999, by and between The Bank of New York, as Trustee and the Fremont General Corporation.
          “Series A Equity Trust Interests” means the Equity Trust Interests to be distributed to Holders of Allowed Equity Interests.

          “Series B Equity Trust Interests” means the Equity Trust Interests to be distributed to Holders of Allowed Section 510(b) Claims.
          “Significant Matter(s)” means (i) any proposed resolution of a claim or cause of action asserted by or against the Debtor, Reorganized Debtor or FRC for an amount in excess of $250,000; (ii) any settlement of a claim or cause of action that would require payment to or from either the Debtor or FRC of an amount in excess of $250,000; (iii) the sale of any asset listed on Exhibit “1”; or (iv) the settlement of any matter listed on Exhibit “2.”
          “Subordinated Debenture” means that certain 9% Junior Subordinated Debenture due March 31, 2026, which was issued pursuant to that certain indenture dated March 6, 1996, and which is the sole asset of the FGFI Trust.
          “Subordinate Members of the Creditors Committee” means the member (or members) of the Creditors Committee who holds, or represents holders of, or serves as an indenture trustee with respect to, the TOPrS.
          “TOPrS Claims” means the Claims of the FGFI Trust under the Subordinated Debenture.
          “Unclassified Claim” means any Claim which is not part of any Class.
          “Unimpaired” means, when used with reference to a Claim or Equity Interest, a Claim or Equity Interest that is not Impaired within the meaning of section 1124 of the Bankruptcy Code.
          “U.S. Trustee” means the Office of the United States Trustee for the Central District of California.
          “U.S. Trustee Fees” means all fees and charges assessed against the Estate by the U.S. Trustee and due pursuant to section 1930 of title 28 of the United States Code.
II.
RULES OF INTERPRETATION
     (1) The rules of construction in Bankruptcy Code section 102 apply to this Plan.

     (2) Except as otherwise provided in the Plan, Bankruptcy Rule 9006(a) applies when computing any time period under the Plan.
     (3) Any term used in the Plan that is not a Defined Term, but that is used in the Bankruptcy Code or Bankruptcy Rules has the meaning assigned to such term in the Bankruptcy Code or Bankruptcy Rules, as applicable, unless the context requires otherwise.
     (4) The definition given to any term or provision in the Plan supersedes and controls any different meaning that may be given to that term or provision in the Disclosure Statement.
     (5) Whenever it is appropriate from the context, each term, whether stated in the singular or the plural, includes both the singular and the plural.
     (6) Any reference to a document or instrument being in a particular form or on particular terms means that the document or instrument will be substantially in that form or on those terms or as amended by the terms thereof.
     (7) Any reference to an existing document means the document as it has been, or may be, amended or supplemented.
     (8) Unless otherwise indicated, the phrase “under the Plan” and similar words or phrases refer to this Plan in its entirety rather than to only a portion of the Plan.
     (9) Unless otherwise specified, all references to Sections or Exhibits are references to this Plan’s Sections or Exhibits.
     (10) Section captions and headings are used only as convenient references and do not affect this Plan’s meaning.
III.
CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS
          This Section classifies Claims—except for Administrative Claims and Priority Tax Claims, which are not classified—for all purposes, including voting, Confirmation, and distribution under the Plan. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest falls within the Class description. To the extent that part of the Claim or Equity Interest falls within a different Class description, the Claim or

Equity Interest is classified in that different Class. The following table summarizes the Classes of Claims and Equity Interests under this Plan:

		IMPAIRED/	VOTING
CLASS	DESCRIPTION	UNIMPAIRED	STATUS
Class 1	Priority Non-Tax Claims	Unimpaired	Deemed to Accept Plan
Class 2A	General Unsecured Claims	Impaired	Entitled to Vote on Plan
Class 2B	TOPrS Claims	Impaired	Entitled to Vote on Plan
Class 3A	Equity Interests	Impaired	Entitled to Vote on Plan
Class 3B	Section 510(b) Claims	Impaired	Entitled to Vote on Plan
          As set forth above, Class 1 is Unimpaired by the Plan, and Holders of Claims in that Class are conclusively presumed to have accepted the Plan. Classes 2A, 2B, 3A and 3B are Impaired by the Plan, and shall be entitled to vote to accept or reject this Plan.
          The treatment in this Plan is in full and complete satisfaction of the legal, contractual, and equitable rights that each entity holding an Allowed Claim or an Allowed Equity Interest may have in or against the Debtor or its property. This treatment supersedes and replaces any agreements or rights those entities have in or against the Debtor or its property. All Distributions under the Plan will be tendered to the Person holding the Allowed Claim or Allowed Equity Interest. EXCEPT AS SPECIFICALLY SET FORTH IN THIS PLAN, NO DISTRIBUTIONS WILL BE MADE AND NO RIGHTS WILL BE RETAINED ON ACCOUNT OF ANY CLAIM OR EQUITY INTEREST THAT IS NOT AN ALLOWED CLAIM OR ALLOWED EQUITY INTEREST.
A. Allowance and Treatment of Unclassified Claims (Administrative Claims and Priority Tax Claims).

          Certain types of Claims are not placed into Classes that are entitled to vote to accept or reject this Plan; instead, such Claims are unclassified. Such Claims are not considered Impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code. As such, the Debtor has not placed the following Claims in a Class. The respective treatments for these Claims are provided below.
          1. Administrative Claims.
          Except to the extent that any entity entitled to payment of any Allowed Administrative Claim agrees to a less favorable treatment or unless otherwise ordered by the Bankruptcy Court, each Holder of an Allowed Administrative Claim shall receive in full satisfaction, discharge, exchange and release thereof, Cash in an amount equal to such Allowed Administrative Claim on the later of (i) the Effective Date, and (ii) the fifteenth (15th) Business Day after such Administrative Claim becomes an Allowed Administrative Claim, or, in either case, as soon thereafter as is practicable; provided, however, that Ordinary Course Administrative Claims shall be paid in full in accordance with the terms and conditions of the particular transactions and any applicable agreements or as otherwise authorized by the Bankruptcy Court.
               a. Administrative Claim Reserve.
          On the Effective Date, the Administrative Claims Reserve shall be funded. Distributions shall be made to Holders of Allowed Administrative Claims from the Administrative Claims Reserve by the Plan Administrator.
          Except as otherwise ordered by the Court, to the extent the Administrative Claims Reserve has insufficient funds to pay all Allowed Administrative Claims in full, the Plan Administrator is authorized and directed to use any other available Assets to ensure payment, in full, of all Allowed Administrative Claims. Any amounts remaining in Administrative Claims Reserve after payment of all Allowed Administrative Claims shall be available for payment of Allowed Claims and Allowed Equity Interests, in accordance with the terms of this Plan.
               b. Administrative Claim Bar Date.

          All requests for payment of an Administrative Claim that accrued from the Petition Date through the Effective Date, except for (i) U.S. Trustee Fees and (ii) Professional Fee Claims, shall be filed with the Bankruptcy Court no later than thirty (30) days after the Effective Date (the “Administrative Claim Bar Date”) or be forever barred. Within five (5) business days after the Effective Date, the Plan Administrator shall serve notice of the Effective Date and the Administrative Claim Bar Date on all creditors and parties in interest.
               c. Deadline for Objections.
          All objections to allowance of Administrative Claims (excluding Professional Fee Claims) must be filed by any parties in interest no later than sixty (60) days after the Administrative Claim Bar Date (the “Administrative Claim Objection Deadline”). The Administrative Claim Objection Deadline may be extended for a one-time sixty (60) day period by the Plan Administrator by filing a notice of the extended Administrative Claim Objection Deadline with the Bankruptcy Court. Thereafter, the Administrative Claim Objection Deadline may be further extended only by an order of the Bankruptcy Court. If no objection to the applicable Administrative Claim is filed on or before that date, such Administrative Claim shall be deemed Allowed as of that date.
               d. U.S. Trustee Fees.
          Quarterly fees owed to the Office of the U.S. Trustee shall be paid prior to the Effective Date by the Debtor, and after the Effective Date by the Reorganized Debtor, in each case, when due in accordance with applicable law and the Debtor and the Plan Administrator, respectively as applicable, shall continue to file reports to show the calculation of such fees for the Estate until the Case is closed under Bankruptcy Code section 350.
               e. Professional Fee Claims.
          Each Holder of a Professional Fee Claim seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date shall (i) file their respective interim (if applicable) and final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the forty-fifth (45th) day after the Effective Date or such other date as may be fixed by the Bankruptcy Court and (ii) if granted such an award by the Bankruptcy Court, be paid in full satisfaction, discharge, exchange and release thereof, Cash in such amounts as are Allowed by the Bankruptcy Court on the date such Professional Fee Claim becomes an Allowed Claim, or as soon thereafter as is practicable. All objections to allowance of Professional Fee Claims through the Effective Date must be timely filed and served in accordance with Local Bankruptcy Rule 2016-1(a)(3).
     2. Priority Tax Claims.
          Except to the extent that a Holder of an Allowed Priority Tax Claim has been paid by the Debtor before the Effective Date or agrees to a less favorable treatment, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, discharge, exchange and release thereof, Cash in an amount equal to such Allowed Priority Tax Claim on the later of (i) the Effective Date and (ii) the fifteenth (15th) Business Day after such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable. On the Effective Date, the Priority Tax Reserve shall be funded in Cash and held by the Disbursing Agent. Distributions shall be made to Holders of Allowed Priority Tax Claims from the Priority Tax Claim Reserve by the Disbursing Agent, as approved by the Plan Administrator.
          Except as otherwise ordered by the Court, to the extent the Priority Tax Claim Reserve has insufficient funds to pay all Priority Tax Claim Claims in full, the Plan Administrator is authorized and directed to use any other available Assets to ensure payment, in full, of all Allowed Priority Tax Claims. Any amounts remaining in Priority Tax Claims Reserve after payment of all Allowed Priority Tax Claims shall be available for payment of Allowed Claims and Allowed Equity Interests, in accordance with the terms of this Plan.
B. Classification and Treatment of Priority Non-Tax Claims (Class 1).
          Classification: Class 1 consists of all Priority Non-Tax Claims.
          Treatment: Except to the extent that a Holder of an Allowed Priority Non-Tax Claim agrees to a less favorable treatment, each Allowed Priority Non-Tax Claim will be paid,

in full satisfaction, discharge, exchange and release thereof, in Cash in full the amount of the Allowed Priority Non-Tax Claim on the later of (i) the Effective Date and (ii) the fifteenth (15th) Business Day after such date that the Claim becomes an Allowed Priority Non-Tax Claim, or as soon thereafter as is practicable.
          On the Effective Date, the Priority Non-Tax Reserve shall be funded in Cash and held by the Disbursing Agent. Distributions shall be made to Holders of Allowed Non-Priority Tax Claims from the Priority Non-Tax Claim Reserve by the Disbursing Agent, as approved by the Plan Administrator.
          Except as otherwise ordered by the Court, to the extent the Priority Non-Tax Claim Reserve has insufficient funds to pay all Priority Non-Tax Claims in full, the Plan Administrator is authorized and directed to use any other available Assets to ensure payment, in full, of all Priority Non-Tax Claims. Any amounts remaining in Priority Non-Tax Claim Reserve after payment of all Allowed Priority Non-Tax Claims shall be available for payment of Allowed Claims and Allowed Equity Interests, in accordance with the terms of this Plan.
          Class 1 is unimpaired, and the Holders of Claims in Class 1 are presumed to have accepted the Plan.
C. Classification and Treatment of General Unsecured Claims (Class 2A).
          Classification: Class 2A consists of all General Unsecured Claims. Class 2A is Impaired, and the Holders of Claims in Class 2 are entitled to vote to accept or reject the Plan.
          Treatment: The Holder of an Allowed General Unsecured Claim shall receive a Pro Rata Distribution of the Distributable Cash based upon the amount of its Allowed General Unsecured Claim, until such Claim has been satisfied, including payment of Postpetition Interest, as applicable.
          Notwithstanding the above, no Distribution shall be made to holders of Class 2A Claims unless the Administrative Claims Reserve, Priority Tax Claims Reserve, Priority Non-Tax Claims Reserve, and Equity Trust Expense Amount have been established and funded. Furthermore Allowed General Unsecured Claims will not include Postpetition Interest nor include any Penalty on such Claim, except to the extent that sufficient Distributable Cash exist to pay, in full, all Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, Late Filed Claims, and all Post Effective Date Plan Expenses, and if the foregoing are paid, then Allowed General Unsecured Claims shall also include any Penalty or Postpetition Interest component of any such Claim that is payable (and to the extent and priority payable) in accordance with section 726(a)(4) and 726(a)(5) of the Bankruptcy Code.
          The Creditor Trust has been established under the Plan for the purpose of facilitating the prosecution of affirmative Causes of Action and the recovery of property that may be ultimately converted to Distributable Cash. While the Reorganized Debtor retains the entire beneficial interest in the Creditor Trust, until such time as Class 2A Claims have been paid in full the Requisite Creditors may remove the Creditor Trustee and appoint a substitute trustee.
          Until such time as Class 2A Claims have been paid in full, the Requisite Creditors holding Class 2A Claims may appoint three of the five directors to the Reorganized Debtor’s Board.
          Notwithstanding the above, in the event (i) the Effective Date of the Plan occurs on or before October 31, 2009, and (ii) on such Effective Date the Reorganized Debtor distributes Distributable Cash of $175,000,000 pro rata to holders of the Senior Notes, or their indenture trustee or similar agent, such $175,000,000 distribution shall constitute a full and final satisfaction and accord of all Claims represented by the Senior Notes. Also notwithstanding the above, in the event (i) the Effective Date of the Plan occurs on or before October 31, 2009, and (ii) on such Effective Date the Reorganized Debtor distributes Distributable Cash to the holder of a Class 2A Claim not evidenced by a Senior Note, in an amount equal to the Allowed Amount of such Class 2A Claim (but excluding the portion of the Allowed Amount of such Claim allocable to Postpetition Interest), such distribution shall constitute a full and final satisfaction and accord of such Class 2A Claim, including any Claim such holder may have for Postpetition Interest.
D. Classification and Treatment of TOPrS Claims (Class 2B).
          Classification: Class 2B consists of all TOPrS Claims. Class 2B is Impaired, and the Holder(s) of Allowed TOPrS Claims in Class 2B is entitled to vote to accept or reject the Plan.
          Treatment: The Holder of an Allowed TOPrS Claim shall receive a Pro Rata Distribution of the Distributable Cash based upon the amount of its Allowed TOPrS Claim, until such Claim has been satisfied, including payment of Postpetition Interest, as applicable.
          Notwithstanding the above, no Distribution shall be made to holders of Class 2B Claims unless the Administrative Claims Reserve, Priority Tax Claims Reserve, and Priority Non-Tax Claims Reserve have been established and funded. The Plan Administrator shall make Distributions to the Holders of the Allowed TOPrS Claims from the net Distributable Cash as provided for in this Plan and the Confirmation Order; provided, however, that, notwithstanding the foregoing, the contractual subordination rights of Holders of the Senior Notes shall be preserved and enforced hereunder pursuant to section 510(a) of the Bankruptcy Code and, any such distributions shall be distributed to Holders of Allowed Claims that constitute Senior Notes, until such time as such Holder’s Claims have been satisfied in accordance with the terms and provisions of Article Eleven of the March 6, 1996 indenture relating to the Subordinated Debenture.
          Allowed TOPrS Claims will not include Postpetition Interest nor include any Penalty on such Claim, except to the extent that sufficient net Distributable Cash exist to pay, in full, all Allowed Administrative Claims, Allowed Professional Fee Claims, Allowed Priority Tax Claims, Allowed Priority Non-Tax Claims, Allowed General Unsecured Claims, Late Filed Claims, all Post Effective Date Plan Expenses, and all Allowed TOPrS Claims, and if the foregoing are paid, then Allowed TOPrS Claims shall also include any Penalty or Postpetition

Interest component of any such Claim that is payable (and to the extent and priority payable) in accordance with section 726(a)(4) and 726(a)(5) of the Bankruptcy Code.
          Until such time as Class 2A Claims have been paid in full, the Requisite Creditors holding Class 2B Claims may appoint one of the five directors to the Reorganized Debtor’s Board. Thereafter until such time as Class 2B Claims have been paid in full, the Requisite Creditors holding Class 2B Claims may appoint three of the five directors to the Reorganized Debtor’s Board.
E. Classification and Treatment of Equity Interests (Class 3A).
          Classification: Class 3A consists of all Equity Interests. As of the Petition Date, approximately 82,116,179 shares of the Debtor common stock had been issued, and the holders thereof are classified in Class 3A. Class 3A is Impaired, and the Holders of Allowed Equity Interests in Class 3A are entitled to vote to accept or reject the Plan.
          Treatment: The Holders of Allowed Equity Interests, in exchange for such Interests, shall be deemed to have received Series A Equity Trust Interests under the Plan in an amount equal to the number of shares of the Debtor’s common stock owned by such Holder.
          On the Effective Date, the stock certificates representing shares of common stock issued by the Debtor prior to the Effective Date shall be deemed to be of no force and effect against the Reorganized Debtor, and the Exchanged Common Stock shall be issued to the Equity Trust in lieu thereof.
          In the event the Reorganized Debtor makes a distribution of Distributable Cash to the Equity Trustee, the holders of Plan Series A Equity Trust Interests shall receive distributions from the Equity Trust under the terms of the Equity Trust Agreement, subject to the Equity Reconciliation.
F. Classification and Treatment of holders of Section 510(b) Claims (Class 3B).

          Classification: Class 3B consists of all Section 510(b) Claims. Class 3B is Impaired, and the Holders of Allowed Section 510(b) Claims in Class 3B are entitled to vote to accept or reject the Plan.
          Treatment: The Holder of an Allowed Section 510(b) Claims, in full satisfaction of such Claim, shall be deemed to have received under the Plan Series B Equity Trust Interests in an amount equal to the Allowed Amount of such Section 510(b) Claims.
          In the event the Reorganized Debtor is able to make a distribution of Distributable Cash to the Equity Trustee, the holders of Plan Series B Equity Trust Interests may receive distributions from the Equity Trust under the terms of the Equity Trust Agreement, subject to the Equity Reconciliation.
IV.
EXECUTORY CONTRACTS AND UNEXPIRED LEASES
     Effective upon Confirmation, the Debtor rejects all executory contracts and unexpired leases that exist between the Debtor and any other Person which have not previously been rejected, other than those executory contracts and unexpired leases which are listed on the final schedule to be filed with the Bankruptcy Court of executory contracts and unexpired leases to be assumed under this Plan at Confirmation.
          All Allowed Claims arising from the rejection of executory contracts or unexpired leases, whether under the Plan or by separate proceeding, shall be treated as General Unsecured Claims in Class 2A.
          If the rejection of an executory contract or unexpired lease by the Debtor results in damages to the counterparty to such contract or lease, then a Claim for damages or any other amounts related in any way to such contract or lease shall be forever barred and shall not be enforceable against the Debtor, the Estate or their property, unless a proof of claim is filed with the Bankruptcy Court and served on the Plan Administrator within thirty (30) days after the Effective Date. The rejection claim bar date for leases and contracts rejected prior to the

Effective Date, outside of the Plan, shall be, as applicable, (i) the date(s) set forth in the applicable order(s) rejecting such lease or contract or (ii) the Claims Bar Date.
V.
PLAN IMPLEMENTATION
A. Implementing Actions in General; Conditions to Plan Effectiveness.
          On the Effective Date, the following shall occur in implementation of the Plan:
          (i) all actions, documents and agreements necessary to implement the Plan shall have been effected or executed;
          (ii) the Debtor shall have received all authorizations, consents, rulings, opinions or other documents that are determined by the Debtor to be necessary to implement the Plan;
          (iii) the Disbursing Agent shall make all Distributions required to be made on the Effective Date to Holders of Allowed Claims pursuant to the Plan; and
          (iv) the Reserves shall be funded.
          The Plan will not be consummated or become binding unless and until the Effective Date occurs. The Effective Date will be the first Business Day, as determined by the Debtor in its reasonable discretion, on which the following conditions have been satisfied:
          (1) At least ten (10) days have passed since the Confirmation Date;
          (2) The Confirmation Order is not stayed; and
     (3) All documents, instruments and agreements, in form and substance reasonably satisfactory to the Debtor, provided for under or necessary to implement the Plan have been executed and delivered by the parties thereto, unless such execution or delivery has been waived by the parties benefited thereby.
          The Debtor may in its reasonable discretion waive any of the conditions set forth above without notice and a hearing. Additionally, the Debtor’s rights under the “mootness doctrine” shall be unaffected by any provision hereof. The failure to satisfy any condition may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied (including, without limitation, any act, action, failure to act, or inaction by the Debtor). If the Debtor fails to assert the non-satisfaction of any such conditions, such failure shall not be deemed a waiver of any other rights thereunder.
B. Corporate Action.
          Upon the Effective Date, all transactions and applicable matters provided for under the Plan shall be deemed to be authorized and approved by the Debtor without any requirement of further action by the Debtor, the Debtor’s shareholders, or the Debtor’s board of directors.
C. Vesting of Assets.
          Except as otherwise provided by the Plan, on the Effective Date, title to all assets and properties encompassed by the Plan shall vest in the Reorganized Debtor free and clear of all liens and in accordance with section 1141 of the Bankruptcy Code, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtor except as provided in the Plan.
D. Board of Directors of the Reorganized Debtor.
          On the Effective Date, the initial Board of Directors shall consist of five (5) persons selected as follows: (i) three (3) persons selected by the Non-Subordinate Members of the Creditors Committee (unless such selections are superseded by the action of the Requisite Creditors in Class 2A), (ii) one (1) person selected by the Subordinate Members of the Creditors Committee (unless such selections are superseded by the action of the Requisite Creditors in Class 2B), and (iii) one (1) person selected by the Equity Committee. Upon payment in full of the Class 2A Allowed General Unsecured Claims, the Board of Directors shall be reconstituted to consist of five (5) persons, selected as follows: (i) three (3) persons selected by the Subordinate Members of the Creditors Committee (unless such selections are superseded by the action of the Requisite Creditors in Class 2B) and (ii) two (2) persons selected by the Equity

Trustee. Upon payment in full of the Class 2B Allowed TOPrS Claims, the Board of Directors shall be reconstituted to include five (5) persons selected by the Equity Trustee. Further terms and manner of selection of the Board of Directors shall be as provided in the Reorganized Debtor’s certificate of incorporation and by-laws, as the same may be amended. The identity of the membership of the initial Board of Directors shall be disclosed at the Confirmation Hearing, if not prior thereto. From and after the Effective Date, the Debtor’s officers and directors shall be relieved of any responsibilities to the Debtor.
E. Board of Directors of FRC and other subsidiaries.
          Promptly after the Effective Date, the Plan Administrator, on behalf the Reorganized Debtor, shall take all corporate action necessary to appoint the same five (5) persons serving on the Board of Directors as members of the FRC Board of Directors. Thereafter, the FRC Board of Directors shall be reconstituted at the same time, and in the same manner, as the Board of Directors for the Reorganized Debtor.
          The FRC Board of Directors shall appoint the Plan Administrator as the chief executive officer of FRC, with the primary duty of liquidating assets of FRC as the Plan Administrator deems appropriate.
          Promptly after the Effective Date, the Plan Administrator, on behalf the Reorganized Debtor, shall take all corporate action necessary to appoint the same five (5) persons serving on the Board of Directors for the Reorganized Debtor as members of the board of directors of such other of the Debtor’s direct and indirect subsidiaries as deemed necessary. Thereafter, such boards of directors shall be reconstituted at the same time, and in the same manner, as the Board of Directors for the Reorganized Debtor.

          Such boards of directors may appoint the Plan Administrator as the chief executive officer of such subsidiaries, with the primary duty of administering or liquidating assets of such subsidiaries as the Plan Administrator deems appropriate.
F.	The Plan Administrator.
     1. Appointment of the Plan Administrator.
     On the Effective Date, the provisions of the Plan shall be executed and carried out by the Plan Administrator (subject to the supervision of the Board of Directors) pursuant to and in accordance with the provisions of the Plan and the Plan Administration Agreement.
     2. Responsibilities of the Reorganized Debtor Plan Administrator.
     In accordance with the Plan Administration Agreement, the responsibilities of the Plan Administrator shall include (a) facilitating the Reorganized Debtor’s prosecution or settlement of objections to and estimations of Claims; (b) prosecution or settlement of claims and Causes of Action held by the Debtor; (c) calculating and assisting the Disbursing Agent in implementing all Distributions in accordance with the Plan; (d) filing all required tax returns and paying taxes and all other obligations on behalf of the Reorganized Debtor from funds held by the Reorganized Debtor or other available funds; (e) periodic reporting if required by the Bankruptcy Court regarding the status of the claims resolution process, Distributions on Allowed Claims and prosecution of Causes of Action; (f) liquidating the remaining Assets and providing for the distribution of the net proceeds thereof in accordance with the provisions of the Plan; (g) such other responsibilities as may be vested in the Plan Administrator pursuant to the Plan, the Reorganized Debtor Plan Administration Agreement or Bankruptcy Court order or as may be necessary and proper to carry out the provisions of the Plan.

     3. Powers of the Plan Administrator.
     The powers of the Plan Administrator shall, without any further Bankruptcy Court approval, include (a) the power to invest funds in, and withdraw, make distributions and pay taxes and other obligations owed by the Reorganized Debtor from funds held by the Plan Administrator and/or the Reorganized Debtor in accordance with the Plan; (b) the power to compromise and settle claims and causes of action on behalf of or against the Reorganized Debtor, other than Significant Matters; (c) the power to direct FRC to compromise and settle claims and causes of action on behalf of or against FRC, other than Significant Matters; and (d) such other powers as may be vested in or assumed by the Plan Administrator pursuant to the Plan, the Plan Administration Agreement or as may be deemed necessary and proper to carry out the provisions of the Plan.
     4. Compromise and Settlement of Significant Matters.
     Prior to the effectiveness of any settlement or compromise of a Significant Matter, the Plan Administrator shall obtain approval from the Board of Directors of the Reorganized Debtor.
     5. Plan Administrator as Representative of the Estate and Creditor Trustee.
     The Plan Administrator shall be, and hereby is, appointed as the representative of the Estate pursuant to sections 1123(a)(5), (a)(7) and (b)(3)(B) of the Bankruptcy Code and as such shall be vested with the authority and power (subject to the Plan Administration Agreement) to: (i) administer, hold and liquidate the Assets; (ii) administer, investigate, prosecute, settle and abandon all Causes of Action in the name of, and for the benefit of, the Estate; (iii) administer, investigate, prosecute, settle and abandon all Rights of Action; (iv) make Distributions provided for in the Plan, including, but not limited to, on account of Allowed Claims and make

Distributions on account of Equity Trust Interests; and (v) take such action as required to administer, wind-down, and close the Case. As the representative of the Estate, the Plan Administrator shall succeed to all of the rights and powers of the Debtor and the Estate with respect to all Causes of Action, and the Plan Administrator shall be substituted and shall replace the Debtor, the Estate, the Creditors Committee, and/or the Equity Committee, as applicable, as the party in interest in all such litigation pending as of the Effective Date. Further, for purposes of any insurance policy of the Debtor, the Plan Administrator shall be considered the equivalent of a “Bankruptcy Trustee,” “Examiner”, “Receiver”, “Conservator”, “Rehabilitator”, or “Liquidator” of the Debtor.
     Until such time as the Class 2A and Class 2B Claims have been paid in full, the vesting of all Causes of Action in the Plan Administrator shall be deemed to have been made in his capacity as the Creditor Trustee of the Creditor Trust.
     6. Compensation and Termination of the Plan Administrator.
          In addition to reimbursement for actual out-of-pocket expenses incurred by the Plan Administrator, the Plan Administrator shall be entitled to receive reasonable compensation for services rendered on behalf of the Reorganized Debtor in an amount and on such terms as may be reflected in the Plan Administration Agreement. The duties, responsibilities and powers of the Reorganized Debtor Plan Administrator shall terminate pursuant to the terms of the Reorganized Debtor Plan Administration Agreement.
     7. Limitation on Liability of Plan Administrator.
     To the maximum extent permitted by law, the Plan Administrator and its employees, officers, directors, agents, members, representatives, or professionals employed or retained by the Plan Administrator (the “Plan Administrator’s Agents”), whether acting as Plan Administrator, chief executive officer, or Creditor Trustee, shall not have or incur liability to any Person for an act taken or omission made in good faith in connection with or related to the Plan and the Distributions made thereunder or Distributions made under the Equity Trust by the Equity Trustee. The Plan Administrator and the Plan Administrator’s Agents shall in all respects be entitled to reasonably rely on the advice of counsel with respect to its duties and responsibilities under the Plan and the Plan Administration Agreement. Entry of the Confirmation Order constitutes a judicial determination that the exculpation provision contained in this Section is necessary to, inter alia, facilitate Confirmation and feasibility and to minimize potential claims arising after the Effective Date for indemnity, reimbursement or contribution from the Estates, or their respective property.
G.	The Equity Trust.
     1. Establishment and Effectiveness of the Equity Trust.
          On the Effective Date, the Equity Trust Agreement shall become effective, and, if not previously signed, the Debtor and the Equity Trustee shall execute the Equity Trust Agreement. The Equity Trust will be organized and established as a trust for the benefit of the Beneficiaries, as defined below, and is intended to qualify as a liquidating trust within the meaning of Treasury Regulation Section 301.7701-4(d). On such date of execution, or as soon as practicable thereafter, including, without limitation, subject to appropriate or required governmental, agency or other consents, the Debtor shall issue to the Equity Trust the Exchanged Common Stock subject to the Equity Trust Agreement
     2. Purpose of the Equity Trust.

     The Equity Trust shall be established for the (i) purpose of holding the Exchanged Common Stock in accordance with Treasury Regulation Section 301.7701-4(d) and the terms and provisions of the Equity Trust Agreement; and (ii) redistributing any Distributions received by the Equity Trustee under this Plan to the Holders of Section 510(b) Claims and Equity Interests, but in no event will any Holders of Section 510(b) Claims or Equity Interests receive a distribution of Exchanged Common Stock.
     3. Beneficiaries and Equity Reconciliation.
          In accordance with Treasury Regulation Section 301.7701-4(d), the beneficiaries (“Beneficiaries”) of the Equity Trust are the Holders of Allowed Section 510(b) Claims and Allowed Equity Interests. The beneficial interests in the Equity Trust shall be divided into Series A Equity Trust Interests and Series B Equity Trust Interests. Holders of Allowed Equity Interests shall receive an allocation of the Series A Equity Trust Interests equal to the number of shares of the Debtor held by such Equity Interest Holder as determined on the Effective Date. Holders of Allowed Section 510(b) Claims shall receive an allocation of Series B Equity Trust Interests equal to the amount of such Allowed Claim, subject to the Equity Reconciliation.
          In accordance with the Equity Trust Agreement, prior to any distribution on account of Equity Trust Interests, the Equity Trustee shall determine the value of the Series B Equity Trust Interests, relative to the total Equity Trust Interests. In connection therewith, the Equity Trustee shall (i) calculate the total amount of Allowed Section 510(b) Claims, after deducting payments made on account of such Claims by applicable insurance; (ii) reasonably estimate the value of each such Allowed Section 510(b) Claims compared to the total value of all Equity Interests, as of the date of incurrence of the Allowed Section 510(b) Claim; and (iii) if the calculation in section (i) above is less than the Estimated Section 510(b) Claims, redistribute all Excess Series B Equity Interests to all Beneficiaries on a pro rata basis (the “Equity Reconciliation”).

          The Equity Trustee shall file a copy of the Equity Reconciliation with the Court, with service to each of the Beneficiaries, at least sixty (60) days prior to the first distribution to the Beneficiaries from the Equity Trust. Each Beneficiary shall have the right to file an objection with the Court to the Equity Reconciliation, and any such objections will be resolved by the Court prior to any distributions being made to the Beneficiaries; provided, however, the Court may allow interim distributions while objections to the Equity Reconciliation are pending. After the Equity Reconciliation is complete, the Beneficiaries shall receive distributions from the Equity Trust as provided for in the Plan and the Equity Trust Agreement.
     4. Transfer of Exchanged Common Stock.
     The issuance of the Exchanged Common Stock to the Equity Trust shall be made, as provided herein, for the benefit of the Beneficiaries. For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Equity Trustee and the Beneficiaries) shall treat the issuance of the Exchanged Common Stock to the Equity Trust in accordance with the terms of the Plan, as an issuance to the Holders of Allowed Section 510(b) Claims and Allowed Equity Interests, followed by a transfer by such Holders to the Equity Trust and the Beneficiaries of the shall be treated as the grantors and owners thereof.
     5. Expenses of the Equity Trust.
     In accordance with the Equity Trust Agreement and any agreements entered into in connection therewith, the Equity Trustee shall be entitled to seek reimbursement for reasonable expenses from the Reorganized Debtor in an amount not to exceed the Equity Trust Expense Amount; provided, however, that the Reorganized Debtor shall have no liability or obligation to provide reimbursement in an amount greater than the Equity Trust Expense Amount.
     6. Investment Powers.

     The right and power of the Equity Trustee to invest assets transferred to the Equity Trust, the proceeds thereof, or any income earned by the Equity Trust, shall be limited to the right and power to invest such assets in Cash Equivalents; provided, however, that (a) the scope of any such permissible investments shall be limited to include only those investments, or shall be expanded to include any additional investments, as the case may be, that a liquidating trust, within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations, or any modification in the IRS guidelines, whether set forth in IRS rulings, other IRS pronouncements or otherwise, and (b) the Equity Trustee may expend the assets of the Equity Trust (i) as reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including, but not limited to, any taxes imposed on the Equity Trust or fees and expenses in connection with litigation), and (iii) to satisfy other liabilities incurred or assumed by the Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Equity Trust Agreement; and, provided, further, that, under no circumstances, shall the Equity Trust segregate the assets of the Equity Trust on the basis of classification of the Holders of Equity Trust Interests, other than with respect to distributions to be made on account of Disputed Claims and Disputed Equity Interests in accordance with the provisions hereof.
     7. Annual Distribution and Withholding.
     Sixty (60) days after the later of (i) the completion of the Equity Reconciliation and (ii) the Equity Trust’s receipt of Distributable Cash, the Equity Trustee shall distribute same to the Holders of Equity Trust Interests; provided, however, that the Equity Trust may retain such amounts (i) as are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Equity Trust during liquidation, (ii) to pay reasonable administrative expenses (including any taxes imposed on the Equity Trust or in respect of the assets of the Equity Trust), and (iii) to satisfy other liabilities incurred or assumed by the Equity Trust (or to which the assets are otherwise subject) in accordance with the Plan or the Equity Trust Agreement. All such distributions shall be pro rata based on the number of Equity Trust Interests held by a Holder after the Equity Reconciliation compared with the aggregate number of Equity Trust Interests outstanding, subject to the terms of the Plan and the respective Equity Trust Agreement. After completion of the Equity Reconciliation, there shall be no distinction between a Series A Equity Trust Interest and a Series B Equity Trust Interest. The Equity Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Equity Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.
     8. Reporting Duties.
     Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Equity Trustee of a private letter ruling if the Equity Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Equity Trustee), the Equity Trustee shall file returns for the Equity Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a). The Equity Trustee shall also annually send to each Holder of a Equity Trust Interest a separate statement setting forth the Holder’s share of items of income, gain, loss, deduction or credit and shall instruct all such Holders to report such items on their federal income tax returns.
     Allocations of Equity Trust taxable income shall be determined by reference to the manner in which an amount of cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Equity Trust had distributed all of its other assets (valued for this purpose at their tax book value) to the Holders of the Equity Trust Interests (treating any Holder of a Disputed Claim, for this purpose, as a current Holder of a Equity Trust Interest entitled to distributions), taking into account all prior and concurrent distributions from the Equity Trust (including all distributions held in escrow pending the resolution of Disputed Claims). Similarly, taxable loss of the Equity Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Equity Trust. The tax book value of the assets of the Equity Trust for this purpose shall equal their fair market value on the date the Equity Trust was created or, if later, the date such assets were acquired by the Equity Trust, adjusted in either case in accordance with tax accounting principles prescribed by the Internal Revenue Code, associated regulations, and other applicable administrative and judicial authorities and pronouncements.
     9. Other.
     The Equity Trustee shall file (or cause to be filed) any other statements, returns or disclosures relating to the Equity Trust that are required by any governmental unit.
H.	The Committees.
          Until the Effective Date, the Creditors Committee and Equity Committee shall continue in existence. Prior to the Effective Date, the Creditors Committee and Equity Committee shall have determined the identity of the directors of the Reorganized Debtor (including the directors whose appointment will become effective only upon the payment in full of Class 2A and 2B Claims). As of Effective Date, the Creditors Committee and Equity Committee shall terminate and disband and the members of the Creditors Committee and the

Equity Committee shall be released and discharged of and from all further authority, duties, responsibilities and obligations related to and arising from their service as Committee members.
I. Allowance of Equity Interests.
          Each Holder of an Equity Interest as of the Effective Date will be deemed to have an Allowed Equity Interest for the number of such shares of record and need not file a proof of Equity Interest with respect thereto. The Reorganized Debtor and Equity Trust are only required to recognize the record holders of the Debtor’s common stock determined on the Effective Date, for purposes of calculating the relative Series A Equity Trust Interest beneficial interests to given in exchange for the common stock.
J. Distribution of Property Under the Plan.
     1. Manner of Cash Payments.
          Cash Distributions made pursuant to this Plan shall be in United States funds, by check drawn on a domestic bank, or, if the Plan Administrator so elects in its discretion for Distributions to certain large claimants, by wire transfer from a domestic bank.
     2. Setoff and Recoupment.
          NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE PLAN, THE PLAN ADMINISTRATOR MAY SET OFF, RECOUP, OR WITHHOLD AGAINST THE DISTRIBUTIONS TO BE MADE ON ACCOUNT OF ANY ALLOWED CLAIM ANY CLAIMS THAT THE DEBTOR OR THE ESTATE MAY HAVE AGAINST THE ENTITY HOLDING THE ALLOWED CLAIM. THE DEBTOR AND THE ESTATE WILL NOT WAIVE OR RELEASE ANY CLAIM AGAINST THOSE ENTITIES BY FAILING TO EFFECT SUCH A SETOFF OR RECOUPMENT, BY ALLOWING ANY CLAIM AGAINST THE DEBTOR OR THE ESTATE, OR BY MAKING A DISTRIBUTION ON ACCOUNT OF AN ALLOWED CLAIM.
     3. No De Minimis Distributions.
          Notwithstanding anything to the contrary in this Plan, no Distribution of less than $10.00 will be made to any Holder of an Allowed Claim or Allowed Interests on account thereof. No consideration will be provided in lieu of the de minimis Distributions that are not made under this Section.
     4. No Distributions With Respect to Disputed Claims.
          Notwithstanding any other Plan provision, Distributions will be made on account of a Disputed Claim only after, and only to the extent that, the Disputed Claim either becomes or is deemed to be an Allowed Claim for purposes of Distributions.
     5. Undeliverable or Unclaimed Distributions.
          Distributions to entities holding Allowed Claims will initially be made by mail as follows:
(a)	Distributions will be sent to the address, if any, set forth on a filed proof of claim as amended by any written notice of address change that is received by the Debtor or Plan Administrator no later than ten (10) Business Days prior to the date of any Distribution; or

(b)	If no such address is available, Distributions will be sent to the address set forth on the Bankruptcy Schedules.
          If no address is available either on a proof of claim or on the Bankruptcy Schedules, the Distribution will be deemed to be undeliverable. If a Distribution is returned to the Plan Administrator as an undeliverable Distribution or is deemed to be an undeliverable Distribution, the Plan Administrator will make no further Distribution to the entity holding the Claim on which the Distribution is being made unless and until the Plan Administrator is timely notified in writing of that entity’s current address. Subject to the following paragraph, until they become deliverable, the Plan Administrator may create a separate Reserve for undeliverable Distributions for the benefit of the entities entitled to the Distributions. These entities will not be entitled to any interest on account of the undeliverable Distributions.
          Any entity that is otherwise entitled to an undeliverable Distribution and that does not, within one (1) year after a Distribution is returned as undeliverable, provide Plan Administrator with a written notice asserting its claim to or interest in that undeliverable

Distribution and setting forth a current, deliverable address will be deemed to waive any claim to or interest in that undeliverable Distribution and will be forever barred from receiving that undeliverable Distribution or asserting any Claim against the Debtor, the Estate, or their property. Nothing in the Plan requires the Plan Administrator to attempt to locate any entity holding an Allowed Claim and whose distribution is undeliverable.
     6. Record Date.
          The record date for purposes of Distributions under this Plan shall be the Effective Date. The Disbursing Agent will rely on the register of proofs of claim filed in the Case determined as of the Effective Date except to the extent a notice of transfer of Claim or Equity Interest has been filed with the Court prior to the record date pursuant to Bankruptcy Rule 3001.
     7. Fractional Cents.
          When any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding of such fraction to the nearest whole cent (rounding down in the case of less than $0.005 and rounding up in the case of $0.005 or more); provided, however, that, in no event, shall a Distribution of less than $10.00 will be made to any Holder of an Allowed Claim on account thereof as set forth above.
     8. Release of Reserved Funds.
          Any Cash remaining in any Reserve, after all applicable Distributions or other payments have been made from said Reserve, shall be released therefrom and be turned over to the Reorganized Debtor for distribution in accordance with this Plan.
     9. Insurance Policies.
          To the extent any insurance policies exist in which either the Debtor and/or its personnel have an insurable or other interest in or right to make a claim, such policies shall remain available, before and after the Effective Date, to satisfy any and all Claims held by, or asserted against, the Debtor and/or the Debtor’s current or former management or other personnel that may be covered by such policies.

VI.
LITIGATION AND CLAIMS OBJECTIONS
A.	Preservation of All Causes of Action.
          As of the Effective Date, the Plan Administrator shall retain all rights on behalf of the Reorganized Debtor and the Creditor Trust to commence, pursue and settle, as appropriate, any and all Causes of Action (including Avoidance Actions), whether arising before or after the Petition Date, in any court or other tribunal, including, without limitation, a bankruptcy court adversary proceeding filed in the Case. The failure to explicitly list any Causes of Action and other potential or existing claims of the Debtor or Estate is not intended to limit the rights of the Reorganized Debtor, through the Plan Administrator, to pursue any Causes of Action and such claims not so identified. The Debtor may elect to file a non-exhaustive list of Causes of Action at least ten (10) Business Days prior to the Confirmation Hearing; provided, however, notwithstanding any otherwise applicable principle of law or equity, including, without limitation, any principles of judicial estoppel, res judicata, collateral estoppel, issue preclusion, or any similar doctrine, the failure to list, disclose, describe, identify, analyze or refer to any Cause of Action, or potential Cause of Action, in this Plan, the Disclosure Statement, or any other document filed with the Bankruptcy Court shall in no manner waive, eliminate, modify, release, or alter the Debtor’s or the Plan Administrator’s right to commence, prosecute, defend against, settle, and realize upon any Cause of Action that the Debtor or the Estate has or may have as of the Confirmation Date. Subject to the limitations expressly set forth in the Plan Administration Agreement, the Plan Administrator may commence, prosecute, defend against, recover on account of, and settle all Causes of Action in its sole discretion in accordance with what is in the best interests, and for the benefit, of the Reorganized Debtor and the Creditor Trust; provided, however, that any agreement to settle or compromise any Significant Matters shall require the approval of the Board of the Reorganized Debtor.

          Unless a Cause of Action against a Person is expressly waived, relinquished, released, compromised, or settled in the Plan or any Final Order, the Debtor expressly reserves such Causes of Action for later adjudication (including, without limitation, Causes of Action of which the Debtor may presently be unaware, or which may arise or exist by reason of additional facts or circumstances unknown to the Debtor at this time, or facts or circumstances which may change or be different from those which the Debtor now believes to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise), or laches shall apply to Causes of Action upon, or after, the Confirmation or consummation of the Plan based on the Disclosure Statement, the Plan, or the Confirmation Order, except where such Causes of Action have been expressly released by virtue of the Plan or other Final Order.
          As of the Effective Date, subject to the Plan Administration Agreement, the Plan Administrator, on behalf of the Reorganized Debtor, shall be authorized to exercise and perform the rights, powers and duties held by the Debtor’s Estate with respect to the Causes of Action, including, without limitation, the authority under Bankruptcy Code section 1123(b)(3) to provide for the settlement, adjustment, retention and enforcement of claims and interests of the Estate, without the consent or approval of any third party, and without any further order of the Bankruptcy Court, except as otherwise provided in this Section.
          Any Person with respect to whom the Debtor has incurred an obligation (whether on account of services, purchase or sale of property, or otherwise), or who has received services from the Debtor or a transfer of money or property of the Debtor, or who has transacted business with the Debtor, or leased equipment or property from the Debtor should assume that such obligation, transfer, or transaction may be reviewed by the Plan Administrator, on behalf of the Reorganized Debtor, subsequent to the Effective Date and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Person has filed a proof of Claim against the Debtor; (ii) such Person’s proof of Claim has been objected to by the Debtor; (iii) such Person’s Claim was included in the Bankruptcy Schedules; or (iv) such Person’s scheduled Claims have been objected to by the Debtor or has been identified by the Debtor as disputed, contingent, or unliquidated.
          SUBJECT TO THE PLAN ADMINISTRATION AGREEMENT, THE PLAN ADMINISTRATOR WILL MAKE THE DECISION OF WHETHER OR NOT TO PURSUE ANY CAUSES OF ACTION. THIS DECISION WILL BE BASED UPON HIS OR HER REVIEW OF THE MERITS OF THE VARIOUS CLAIMS AS WELL AS THE COSTS REQUIRED TO PROSECUTE SUCH CLAIMS IN LIGHT OF THE LIMITED RESOURCES AVAILABLE FOR THE DISTRIBUTION TO CREDITORS. SUBJECT TO THE PLAN ADMINISTRATION AGREEMENT, THE PLAN ADMINISTRATOR MAY SEEK TO RETAIN COUNSEL ON A CONTINGENCY BASIS TO PROSECUTE SOME OR ALL OF SUCH CLAIMS, MAY SEEK TO FINANCE ANY COSTS RELATING TO THE PROSECUTION OF SUCH LITIGATION OR MAY DECIDE NOT TO PURSUE SUCH CLAIMS AT ALL.
B.	Disputed Claims.
     1. Reserves for Claims Other Than General Unsecured Claims.
          On the Effective Date the Administrative Claims Reserve, Priority Tax Claims Reserve and Priority Non-Tax Claims Reserve shall be funded with sufficient monies to pay for, as applicable, all Allowed Administrative Claims, Allowed Claims, and Disputed Claims (in the event such claims become Allowed Claims), in such categories. Any Cash remaining in these Reserves, after all applicable Distributions or other payments have been made from said Reserve, shall be released therefrom and turned over to the Reorganized Debtor for distribution in accordance with this Plan.
     2. Disputed Unsecured Claims Reserve.
          Prior to any Distributions being made to Holders of Allowed Unsecured Claims, the Plan Administrator shall deposit into the Disputed Unsecured Claims Reserve an amount equal to the Pro Rata share of the Distribution allocable to Disputed Unsecured Claims, as if such Claims were Allowed Claims in the Disputed Amount, and shall release or cause to have released from this Reserve monies to fund Distributions to Holders of Disputed Unsecured Claims as, and if and to the extent, Disputed Claims become Allowed Claims, and any Cash remaining in Disputed Unsecured Claims Reserve, after any such Distributions, shall be released therefrom and turned over to the Reorganized Debtor for distribution in accordance with this Plan.
     3. Objections to and Resolution of Disputed Claims.
          On and after the Effective Date, the Plan Administrator shall have the right to make and file objections to Claims and Administrative Claims and to prosecute, settle and/or withdraw such objections. The Plan Administrator shall have the authority to compromise, settle, withdraw or otherwise resolve any objections for any Claim without approval of the Bankruptcy Court; provided, however, that the Plan Administrator may in his or her discretion seek relief before the Bankruptcy Court with respect to any Disputed Claim; provided, further, however, that any agreement to settle or compromise any Significant Matters shall require Board approval as set forth herein. The Plan Administrator shall file and serve all objections to Claims upon the Holder of the Claim as to which the objection is made no later than 180 days after the later of (i) the Effective Date or (ii) the date on which a proof of claim or request for payment is filed with the Bankruptcy Court (the “Claims Objection Deadline”). The Plan Administrator may extend the Claims Objection Deadline for one or more 120 day periods by filing a notice of the extended deadline with the Bankruptcy Court; provided, however, that nothing herein shall modify the statute of limitations for any affirmative Cause of Action that the Plan Administrator may assert against any third party. Thereafter, the deadline may be further extended only by an order of the Bankruptcy Court.
VII.
OTHER PLAN PROVISIONS
A.	Exculpation and Limited Release of Debtor, Committees and Professionals.
          Except to the extent arising from willful misconduct or gross negligence, any and all Claims, liabilities, causes of action, rights, damages, costs and obligations held by any party against the Debtor, the Creditors Committee, the Equity Committee and their respective attorneys, accountants, agents and other professionals, and their officers, directors and employees, whether known or unknown, matured or contingent, liquidated or unliquidated, existing, arising or accruing, whether or not yet due in any manner related to the Postpetition administration of the Case or the formulation, negotiation, prosecution or implementation of the Plan, shall be deemed fully waived, barred, released and discharged in all respects, except as to rights, obligations, duties, claims and responsibilities preserved, created or established by terms of the Plan. Further, except to the extent arising from willful misconduct or gross negligence, any and all Claims, liabilities, causes of action, rights, damages, costs and obligations held by any party against the Debtor and its officers, directors, employees, attorneys, accountants, agents and other professionals, relating to or the preparation for and the commencement of the Case shall be deemed fully waived, barred, released and discharged in all respects, except as to rights, obligations, duties, claims and responsibilities preserved, created or established by terms of the Plan.
B.	Exemption from Stamp, Transfer and Other Taxes.
          Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of assets under this Plan by the Debtor, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or instrument of transfer under, in furtherance of, or in connection with this Plan, shall not be subject to any stamp, real estate transfer, mortgage recording, or other similar tax.
C.	Injunction Enjoining Holders of Claims Against and Equity Interests In the Debtor.
          The Plan is the sole means for resolving, paying or otherwise dealing with Claims and Equity Interests. To that end, except as expressly provided herein, at all times on and after the Effective Date, all Persons who have been, are, or may be Holders of Claims against or Equity Interests in the Debtor arising prior to the Effective Date, shall be permanently enjoined from taking any of the following actions, on account of any such

Claim or Equity Interest, against the Debtor, its Estate, or its property (other than actions brought to enforce any rights or obligations under the Plan and any adversary proceedings pending in the Case as of the Effective Date):
     (i) commencing, conducting or continuing in any manner, directly or indirectly any suit, action, or other proceeding of any kind against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets; (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date which shall be deemed to be withdrawn or dismissed with prejudice);
     (ii) enforcing, levying, attaching, executing, collecting, or otherwise recovering by any manner or means whether directly or indirectly any judgment, award, decree, or order against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets;
     (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any lien, security interest or encumbrance against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets; and
     (iv) proceeding in any manner in any place whatsoever against the Debtor, its Estate, the Creditor Trust, the Equity Trust, or the Plan Administrator, their successors, or their respective property or assets, that does not conform to or comply with the provisions of the Plan.
D.	Discharge of the Debtor.
     Except as otherwise provided in the Plan, the Confirmation Order or such other order of the Bankruptcy Court that may be applicable, on the latest to occur of (a) the Effective Date, (b) the entry of a Final Order resolving all Claims in the Case and (c) the final distribution made to holders of Allowed Claims and Allowed Equity Interests, all Claims against and Equity Interests in the Debtor shall be discharged and released in full; provided, however, that, the Bankruptcy Court may, upon request by the Reorganized Debtor, and notice and a hearing, enter an order setting forth that such Claims and Equity Interests shall be deemed discharged and released on such earlier date as determined by the Bankruptcy Court. All Persons shall be precluded from asserting against the Debtor and its successors or assigns, including, without limitation, the Reorganized Debtor or its assets, properties or interests in property, any other or further Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Confirmation Date, whether or not the facts or legal bases therefor were known or existed prior to the Confirmation Date regardless of whether a proof of Claim or Equity Interest was filed, whether the holder thereof voted to accept or reject the Plan or whether the Claim or Equity Interest is an Allowed Claim or an Allowed Equity Interest.
E.	Entry of a Final Decree.
          As soon as practicable following the resolution of all Disputed Claims and Disputed Equity Interest, the Plan Administrator may file a motion with the Bankruptcy Court to obtain entry of a final decree closing the Case.
F.	Post-Effective Date Quarterly Fees.
          After the Effective Date, and pending entry of a Final Decree, the Plan Administrator, on behalf of the Reorganized Debtor, shall pay all required U.S. Trustee Fees.
G.	Post-Effective Date Status Reports.
          The Plan Administrator shall file status reports regarding the status of implementation of the Plan as ordered by the Bankruptcy Court.
H.	Withholding and Reporting Requirements.
          In connection with the consummation of the Plan, the Plan Administrator shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Plan Administrator may reasonably request tax reporting information from persons entitled to receive Distributions under the Plan and may withhold the payment of such Distributions pending the receipt of such tax reporting information.
I.	Evidence of Claims.
          As of the Effective Date, notes and any other evidence of Claims will represent only the right to receive the Distributions contemplated under the Plan.
J.	Injunctions or Stays.
          Unless otherwise provided, all injunctions or stays arising under or entered during the Case under section 105 or section 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.
K.	No Admissions.
          Except as specifically provided in the Plan, nothing contained in the Plan or the related Disclosure Statement shall be deemed or construed in any way as an admission by the Debtor or its Estate with respect to any matter set forth in the Plan, including the amount or allowability of any claim, or the value of any property of the Estate.
          Notwithstanding anything to the contrary in the Plan, if the Plan is not confirmed or the Effective Date does not occur, the Plan will be null and void, and nothing contained in the Plan will: (a) be deemed to be an admission by the Debtor with respect to any matter discussed in the Plan, including liability on any Claim or the propriety of any Claim’s classification; (b) constitute a waiver, acknowledgement, or release of any Claims, Equity Interests, or any claims held by the Debtor; or (c) prejudice in any manner the rights of the Debtor or the Estate in any further proceedings.
L.	Revocation of the Plan.
          The Debtor reserves the right to withdraw the Plan before the Confirmation Date.
M. Severability of Plan Provisions.

          If, before Confirmation, the Court holds that any Plan term or provision is invalid, void, or unenforceable, the Court may alter or interpret that term or provision so that it is valid and enforceable to the maximum extent possible consistent with the original purpose of that term or provision. That term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the Plan’s remaining terms and provisions will remain in full force and effect and will in no way be affected, impaired, or invalidated. The Confirmation Order will constitute a judicial determination providing that each Plan term and provision, as it may have been altered or interpreted in accordance with this Section, is valid and enforceable under its terms.
N.	Governing Law.
          The rights and obligations arising under the Plan and any agreements, contracts, documents, or instruments executed in connection with the Plan will be governed by, and construed and enforced in accordance with, California law without giving effect to California law’s conflict of law principles, unless a rule of law or procedure is supplied by: (a) federal law (including the Bankruptcy Code and the Bankruptcy Rules); or (b) an express choice-of-law provision in any document provided for, or executed under or in connection with, the Plan.
O.	Retention of Jurisdiction.
          The Bankruptcy Court will retain and have exclusive jurisdiction over any matter arising under the Bankruptcy Code, arising in or related to the Case or the Plan, or that relates to the following:
          (1) resolution of any matters related to the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate, any Claims arising therefrom;
          (2) entry of such orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan;

          (3) determination of any and all motions, adversary proceedings, applications, and contested or litigated matters that may be pending on the Effective Date or that, pursuant to the Plan, may be instituted by the Plan Administrator after the Effective Date, including, without limitation, any related to the Causes of Action;
          (4) ensuring that Distributions to Holders of Allowed Claims are accomplished as provided in the Plan;
          (5) hearing and determining any objections to Administrative Claims or proofs of Claim, both before and after the Confirmation Date, including any objections to the classification of any Claim and to allow, disallow, determine, liquidate, classify, estimate, or establish the priority of secured or unsecured status of any Claim, in whole or in part;
          (6) entry and implementation of such orders as may be appropriate in the event that the Confirmation Order is, for any reason, stayed, revoked, modified, reversed, or vacated;
          (7) issuance of such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code;
          (8) consideration of any modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including the Confirmation Order;
          (9) hearing and determining all applications for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Effective Date;
          (10) hearing and determining disputes arising in connection with, or relating to, the Plan or the interpretation, implementation, or enforcement of the Plan, or the extent of any Person’s obligations incurred in connection with or released or exculpated under the Plan;
          (11) the recovery of all assets of the Debtor and property of the Estate, wherever located;
          (12) issuance of injunctions or other orders as may be necessary or appropriate to restrain interference by any Person with consummation or enforcement of the Plan;

          (13) determination of any other matters that may arise in connection with, or are related to, the Plan, the Disclosure Statement, the Confirmation Order, or any contract, instrument release, or other agreement or document created in connection with the Plan or the Disclosure Statement, including, without limitation, the Plan Administration Agreement;
          (14) hearing and determining disputes arising in connection with, or relating to, the Equity Reconciliation;
          (15) hearing and determining matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;
          (16) hearing any other matter or for any purpose specified in the Confirmation Order that is not inconsistent with the Bankruptcy Code;
          (17) entry of a final decree closing the Case;
          (18) hearing and determining, to the fullest extent authorized by applicable law, any issue or dispute directly or indirectly arising from or related to the Equity Trust;
          (19) hearing and determining any other matter deemed relevant to the consummation of the Plan and the administration of the Case; and
          (20) interpreting and enforcing Orders entered by the Bankruptcy Court; provided that if the Bankruptcy Court abstains from exercising jurisdiction, or is without jurisdiction, over any matter, this Section will not effect, control, prohibit, or limit the exercise of jurisdiction by any other court that has jurisdiction over that matter.
P.	Successors and Assigns.
          The rights, benefits, and obligations of any entity referred to in this Plan will be binding on, and will inure to the benefit of, any heir, executor, administrator, successor, or assign of that entity.

Q.	Nonconsensual Confirmation.
          In the event that the Classes entitled to vote to accept or reject this Plan fail to accept the Plan in accordance with Bankruptcy Code section 1129(a)(8), the Debtor reserves the right to modify the Plan in accordance with Bankruptcy Code section 1127(a). In accordance with section 1127 of the Bankruptcy Code, the Debtor reserves the right to alter, amend, modify, revoke or withdraw the Plan or any Plan exhibit or schedule, including amending or modifying it to satisfy the requirements of the Bankruptcy Code.
R.	Saturday, Sunday, or Legal Holiday.
          If any payment or act under the Plan should be made or performed on a day that is not a Business Day, then the payment or act may be completed on the next succeeding day that is a Business Day, in which event the payment or act will be deemed to have been completed on the required day.
S.	No Waiver.
          Neither the failure to list a Claim in the Schedules filed by the Debtor, the failure of any Person to object to any Claim for purposes of voting, the failure of any Person to object to a Claim or Administrative Expense Claim prior to Confirmation or the Effective Date, the failure of any Person to assert a Right of Action prior to Confirmation or the Effective Date, the absence of a proof of Claim having been Filed with respect to a Claim, nor any action or inaction of any Person with respect to a Claim, Administrative Expense Claim, or Right of Action other than a legally effective express waiver or release shall be deemed a waiver or release of the right of the Debtor or its successors or representatives, before or after solicitation of votes on the Plan or before or after Confirmation or the Effective Date to (a) object to or examine such Claim or Administrative Expense Claim, in whole or in part or (b) retain and either assign or exclusively assert, pursue, prosecute, utilize, otherwise act or otherwise enforce any Right of Action.
T. Plan Modification.

          Subject to the restrictions set forth in Bankruptcy Code section 1127, the Debtor reserves the right to alter, amend, or modify the Plan before it is substantially consummated.
U. Post-Confirmation Date Notice.
          From and after the Effective Date, any Person who desires notice of any pleading or document filed in the Case, or of any hearing in the Court, or of any matter as to which the Bankruptcy Code requires notice to be provided, shall file a request for post-Confirmation notice and shall serve the request on counsel for the Debtor, counsel for the Creditors Committee, and the Plan Administrator; provided, however, that the U.S. Trustee and the Plan Administrator, shall be deemed to have requested post-Confirmation notice.

VIII.
RECOMMENDATIONS AND CONCLUSION
          The Debtor believes that confirmation and implementation of this Plan are preferable to any other alternative because, in its view, the Plan will provide Holders of Allowed Claims and Allowed Equity Interests with the maximum recovery under the circumstances. Accordingly, the Debtor urges all Creditors and Equity Interest Holders to vote to accept the Plan.

Dated: June 1, 2009	Fremont General Corporation, Chapter 11 Debtor and Debtor in Possession
	By:	/s/ RICHARD A. SANCHEZ
		Name:	Richard A. Sanchez
		Title:	Interim President and Interim Chief Executive Officer